Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-06378, 333-103888, 333-108149, 333-129640, 333-129733, 333-152662, 333-157729, 333-185886, 333-185887, 333-185889, 333-185890, 333-208658, 333-208660, 333-208661 and 333-232174) of WPP plc of our report dated 28 March 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/PricewaterhouseCoopers LLP
London, United Kingdom
28 March 2025